Exhibit 10.35

SIXTH AMENDMENT TO THE EMPLOYMENT AGREEMENT

THE SIXTH AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made, effective as of November 23, 2018, by Ross Stores, Inc. (the “Company”) and Michael Balmuth (the “Executive”). The Executive and the Company previously entered into an Employment Agreement, effective June 1, 2012 and amended effective March 15, 2015, January 1, 2016, May 18, 2016, April 15, 2017 and July 3, 2018 and it is now the intention of the Executive and the Company to amend the Employment Agreement as set forth below. Accordingly, the Company and the Executive hereby agree as follows:

1.
Paragraph 4(c) of the Employment Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, the Executive’s target incentive annual bonus for the Company’s fiscal year beginning in 2020 shall be 130% of his annualized base salary for such fiscal year (i.e., without proration).”

Except for the amendment as set forth above, the Employment Agreement and all of its terms remain in force and in effect.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

ROSS STORES, INC.	EXECUTIVE

/s/George P. Orban	/s/Michael Balmuth
George P. Orban	Michael Balmuth
Chairman of the Compensation Committee

Date: November 23, 2018	Date: November 20, 2018